Exhibit 99.1

FOR IMMEDIATE RELEASE	For More Information Contact:
January 23, 2013	Roy D. Jones, Chief Financial Officer
(864) 240-5104 or rjones@palmettobank.com

The Palmetto Bank Reports Fourth Quarter Net Income of $2.7 Million

Compared to Third Quarter Net Income of $3.2 Million

Greenville, S.C. – Palmetto Bancshares, Inc. (NASDAQ: PLMT) (the “Company”) reported fourth quarter 2012 net income of $2.7 million ($0.21 per diluted share) compared to third quarter 2012 net income of $3.2 million ($0.25 per diluted share). The Company has now reported two consecutive quarters of net income and expects to remain profitable in 2013.

For the full year, the Company’s net loss improved to $1.9 million in 2012 from $23.4 million in 2011. “Our improving annual results, including our profitable results for the third and fourth quarters, continue to reflect the underlying earnings strength of our franchise,” said Samuel L. Erwin, Chief Executive Officer. “Over the past year we significantly reduced problem assets, improved our operating efficiency, and enhanced the delivery of products and services to our clients. We enter 2013 with positive momentum and are continuing our focus on enhancing the client experience and further improving our profitability.”

Credit-related expenses increased to $3.4 million in the fourth quarter 2012 from $1.5 million in the third quarter 2012 due primarily to proactive problem asset resolution activities resulting in charge-offs and writedowns totaling $2.8 million on three of the Company’s remaining problem loans. The fourth quarter 2012 also included gains on the sales of investment securities of $635 thousand while the third quarter 2012 included a net gain on the sale of two branches of $568 thousand. Excluding these gains and credit-related expenses (credit-related expenses include the provision for loan losses, loan workout expenses, foreclosed real estate writedowns and expenses, and loss on other loans held for sale), pre-tax operating earnings improved to $4.6 million in the fourth quarter 2012 compared to $3.7 million in the third quarter 2012.

Highlights for the fourth quarter 2012 are summarized as follows:

•

Net income was $2.7 million, a decline from the third quarter due to a $1.8 million increase in credit-related expenses to resolve three of the Company’s remaining problem assets, which was partially offset by increased noninterest income and lower non-credit expenses.

•

Nonperforming assets decreased $4.7 million during the fourth quarter to $26.8 million, which represents an 81% decline from the peak at March 31, 2010 and the tenth quarterly decline in the last eleven quarters.

•	The allowance for loan losses coverage ratio was reduced to 2.41% of gross loans from 2.50% at September 30, 2012.
•	Net interest margin declined 9 basis points to 3.50%, reflecting an increase in interest income reversals on one loan placed on nonaccrual status and lower earning asset yields.
•

Excluding gains on the sales of investment securities and two branches, noninterest income increased $400 thousand from the third quarter 2012 primarily as a result of higher mortgage banking income, gains on sales of SBA loans and higher deposit service charges.

•	Non-credit expenses declined $630 thousand from the third quarter 2012 due to a decrease in the provision for unfunded commitments and lower salaries and personnel costs.
•

Income tax benefits of $871 thousand and $436 thousand were recorded in the fourth and third quarters 2012, respectively. The quarterly income tax benefit represents changes in deferred taxes related to unrealized gains and losses in the available for sale securities portfolio and defined benefit pension plan included in other comprehensive income.

The discussion of the Company’s results of operations and financial condition below is supplemented by the accompanying financial tables.

Net Interest Income

Net interest income decreased $160 thousand during the quarter to $9.7 million due to higher interest income reversals primarily on one loan placed on nonaccrual status and a decline in loan and investment securities yields. The overall decline in loan and securities yields reflects the continuation of the low interest rate environment and resulted from the reinvestment of proceeds from sales of securities during 2012 into lower yielding securities at current market rates. The Federal Reserve’s monetary policy continues to keep interest rates low, which has had an overall negative impact on earning asset yields and makes improvement in our net interest income and margin challenging. Average loans increased $4.9 million during the fourth quarter, which helped to offset a portion of the impact of lower earning asset yields.

Noninterest Income

Noninterest income, excluding the gain on the sales of securities of $635 thousand in the fourth quarter 2012 and the net gain on sale of two branches of $568 thousand in the third quarter 2012, increased $400 thousand in the fourth quarter 2012 to $4.2 million. The increase is attributable to higher mortgage banking income, which reflects strong loan originations and pricing; gains on sales of SBA loans; and growth in nonsufficient funds, overdraft fees and service charges on deposit accounts. The Company began selling the guaranteed portion of SBA loans in the fourth quarter 2012.

Noninterest Expense

The Company maintained its focus on strategic efficiency during the fourth quarter. Expense management is necessary to address the ongoing environmental impact of increased regulatory and compliance costs and the revenue pressures attributable to the continued low interest rate environment and regulatory pressures on fee income. Total noninterest expense increased $469 thousand during the fourth quarter, reflecting a $1.1 million increase in credit-related expenses; partially offset by a $630 thousand decline in non-credit expenses. Credit-related expenses included writedowns of $1.3 million on two problem loans in a single relationship that are included in other loans held for sale that are scheduled to be sold during the first quarter 2013, and loan workout expenses of $443 thousand related to a single nonperforming loan. Credit-related expenses are influenced by the level of problem assets, the timing of the receipt of updated appraisals on such problem assets, and the level of problem asset resolution activity. Credit-related expenses will continue to fluctuate from quarter to quarter as the Company continues to resolve the lower number of remaining problem assets. The level of these expenses is expected to be lower and more predictable in 2013.

Reductions in non-credit expenses reflected lower personnel expenses and a lower provision for unfunded loan commitments, which resulted from increased utilization of loan commitments issued in prior periods. Occupancy and equipment expenses increased slightly as a result of investments in improved processes and technology which were implemented during 2012. These investments were designed to enhance the client experience and include an improved online banking platform, mobile banking, e-Treasury services and deposit-accepting ATMs at select locations.

Credit Quality

During the fourth quarter 2012, the Company continued its proactive problem asset resolution efforts as total nonperforming assets decreased $4.7 million to $26.8 million and have now decreased 81% from the peak at March 31, 2010. Net charge-offs were $1.8 million during the fourth quarter 2012, compared to $541 thousand in the prior quarter. Net charge-offs in the fourth quarter included a $1.5 million charge-off on a single problem loan that was restructured during the quarter. In addition, past due loans were 1.03% at December 31, 2012 compared to 0.59% and 0.62% of loans at September 30, 2012 and December 31, 2011, respectively.

The overall improvement in credit quality trends and reduced risk profile of the loan portfolio led to a 9 basis point reduction in the allowance for loan losses coverage ratio to 2.41% at December 31, 2012.

Investment Securities

During the fourth quarter 2012, the Company sold $28.5 million of investment securities, resulting in gains on sales of $635 thousand. The securities were sold as part of a strategic decision to realize gains on the investment securities portfolio to offset a portion of the incremental credit-related expenses resulting from problem asset resolution activities during the fourth quarter. The overall yield on the investment securities portfolio continues to decline as a result of the sustained low interest rate environment and the repositioning of the portfolio as a result of sales of $170.5 million of investment securities during the year ended December 31, 2012. At December 31, 2012, the average yield on the investment securities portfolio was 1.51% compared to 1.66% and 2.70% at September 30, 2012 and December 31, 2011, respectively.

Balance Sheet and Capital

Total assets were $1.1 billion at December 31, 2012 and increased $5.7 million during the quarter primarily due to a $7.0 million increase in deposits which increased available cash balances. Loans held for investment grew $4.3 million during the quarter as loan origination activity increased and commitments originated in prior quarters began to fund. Loan origination activity was relatively strong in both the third and fourth quarters of 2012 and is at its highest level since 2008. The current level of loan originations is a positive sign; however the economic environment remains sluggish, loan demand is volatile and the pricing on new loan originations remains extremely competitive.

The Company’s banking subsidiary, The Palmetto Bank, met all regulatory required minimum capital ratios and continued to be categorized as “well-capitalized” at December 31, 2012.

“We are pleased to finish 2012 with profitable earnings momentum,” continued Erwin. “During the fourth quarter 2012 we continued to focus on increasing revenues through additional commercial banking products and services such as Small Business Administration lending, Corporate Banking and e-Treasury services. We also improved electronic delivery of our retail banking services through an enhanced on-line banking platform, mobile banking and deposit-accepting ATMs at select locations. In addition, we better leveraged our wealth management services to existing clients and are engaging proactively in business development efforts.”

Headquartered in Greenville, South Carolina, The Palmetto Bank is a 106-year old independent state-chartered commercial bank and is the fourth largest banking institution headquartered in South Carolina. The Palmetto Bank has assets of $1.1 billion and serves the Upstate through 25 branch locations in the nine counties of Abbeville, Anderson, Cherokee, Greenville, Greenwood, Laurens, Oconee, Pickens, and Spartanburg. The Bank specializes in providing personalized community banking services to individuals and small to mid-size businesses including Retail Banking (including Mortgage, Credit Cards and Indirect Auto), Commercial Banking (including Small Business Administration loans, Business Banking, Corporate Banking, Treasury Management and Merchant Services), and Wealth Management (including Trust, Investments, Financial Planning, and Insurance). Additional information may be found at the Company’s web site at www.palmettobank.com.

# # #

Addendum to News Release – Use of Certain Non-GAAP Financial Measures and Forward-Looking Statements

This News Release contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles (“GAAP”). This News Release discusses both GAAP net income and pre-tax income excluding credit-related items and gains on branch sales and sales of investment securities, which are non-GAAP measures. We believe that such non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare the Company’s operating results from period to period in a meaningful manner. Non-GAAP measures should not be considered as an alternative to any measure of performance as promulgated under GAAP. Investors should consider the Company’s recording of gains on branch sales and sales of investment securities, provision for loan losses, loan workout expenses, foreclosed real estate writedowns and expenses and loss on other loans held for sale in the periods presented when assessing the performance of the Company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Certain statements in this News Release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Factors which could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements include, but are not limited to: (1) the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations which could result in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio and allowance for loan losses and the rate of delinquencies and amounts of charge-offs, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (2) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the Company, and the timing and amount of future capital raising activities by the Company, if any; and (3) actions taken by banking regulatory agencies related to the banking industry in general and the Company or the Bank specifically. The assumptions underlying the forward-looking statements could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our Company or any person that the future events, plans, or expectations contemplated by our Company will be achieved. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the U.S. Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov), including the “Risk Factors” included therein. All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect changes in circumstances or events that occur after the date the forward-looking statements are made.

Palmetto Bancshares, Inc. and Subsidiary

Consolidated Balance Sheets

(dollars in thousands, except per share data)

	December 31, 2012 (unaudited)	September 30, 2012 (unaudited)	June 30, 2012 (unaudited)	March 31, 2012 (unaudited)	December 31, 2011	December 31, 2012 vs. 2011 % Change
Cash and cash equivalents	$101,385	$69,060	$152,363	$117,275	$102,952	(1.5)%
Investment securities available for sale, at fair value	264,502	290,805	247,400	269,841	260,992	1.3
Mortgage loans held for sale	6,114	3,795	3,789	2,841	3,648	67.6
Other loans held for sale	776	7,088	14,446	14,703	14,178	(94.5)

Loans, gross	738,282	733,940	723,986	761,687	773,558	(4.6)
Less: allowance for loan losses	(17,825)	(18,338)	(18,278)	(23,388)	(25,596)	(30.4)

Loans, net	720,457	715,602	705,708	738,299	747,962	(3.7)

Foreclosed real estate	10,911	11,609	14,683	26,701	27,663	(60.6)
Other assets	41,311	41,772	42,571	44,501	45,757	(9.7)

Total assets	$1,145,456	$1,139,731	$1,180,960	$1,214,161	$1,203,152	(4.8)%

Noninterest bearing deposits	$179,695	$176,909	$178,669	$173,837	$155,406	15.6%
Interest bearing deposits	843,547	839,320	884,008	900,246	908,775	(7.2)

Total deposits	1,023,242	1,016,229	1,062,677	1,074,083	1,064,181	(3.8)

Retail repurchase agreements	15,357	18,636	18,260	26,531	23,858	(35.6)
Other liabilities	8,477	10,979	10,251	11,147	11,631	(27.1)

Total liabilities	1,047,076	1,045,844	1,091,188	1,111,761	1,099,670	(4.8)

Shareholders’ equity	98,380	93,887	89,772	102,400	103,482	(4.9)

Total liabilities and shareholders’ equity	$1,145,456	$1,139,731	$1,180,960	$1,214,161	$1,203,152	(4.8)%

Other Data and Ratios
% of loans past due	1.03%	0.59%	0.57%	1.59%	0.62%	66.1%
Nonperforming loans	$15,848	$19,879	$24,176	$45,544	$53,028	(70.1)
Nonperforming assets	26,839	31,526	38,922	72,333	80,852	(66.8)
ALL as % of loans held for investment	2.41%	2.50%	2.52%	3.07%	3.31%	(27.2)
Net charge-offs (quarterly)	$1,838	$541	$13,560	$4,908	$3,304	(44.4)

Outstanding common shares	12,754,045	12,751,690	12,752,040	12,744,020	12,726,388	0.2
Book value per common share	$7.71	$7.36	$7.04	$8.04	$8.13	(5.2)
Closing market price per share of common stock	8.33	8.50	7.50	5.50	5.11	63.0

Tier 1 risk-based capital (consolidated)	13.16%	12.59%	12.25%	12.31%	12.22%	7.7
Total risk-based capital (consolidated)	14.42	13.85	13.52	13.58	13.49	6.9
Tier 1 leverage ratio (consolidated)	9.18	8.95	8.16	8.75	8.59	6.9

Palmetto Bancshares, Inc. and Subsidiary

Consolidated Statements of Income (Loss)

(dollars in thousands)

(unaudited)

	For the Three Months Ended

	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011	December 31, 2012 vs. 2011 % Change

Interest income
Interest earned on cash and cash equivalents	$37	$49	$72	$51	$64	(42.2)%
Dividends received on FHLB stock	12	10	13	12	10	20.0
Interest earned on investment securities available for sale	1,006	1,105	1,312	1,636	1,754	(42.6)
Interest and fees earned on loans	9,812	9,912	10,025	10,326	10,933	(10.3)

Total interest income	10,867	11,076	11,422	12,025	12,761	(14.8)

Interest expense
Interest paid on deposits	1,178	1,226	1,339	1,393	1,867	(36.9)
Interest paid on retail repurchase agreements	-	1	-	1	1	(100.0)

Total interest expense	1,178	1,227	1,339	1,394	1,868	(36.9)

Net interest income	9,689	9,849	10,083	10,631	10,893	(11.1)

Provision for loan losses	1,325	600	8,450	2,700	2,000	(33.8)

Net interest income after provision for loan losses	8,364	9,249	1,633	7,931	8,893	(5.9)

Noninterest income
Service charges on deposit accounts, net	1,713	1,635	1,669	1,674	1,936	(11.5)
Fees for trust and investment management and brokerage services	746	757	870	719	722	3.3
Mortgage-banking	797	709	832	801	376	112.0
Automatic teller machine	225	210	248	241	227	(0.9)
Bankcard services	64	64	57	62	61	4.9
Investment securities gains, net	635	-	9,859	-	101	n/m
Gain on sale of branches	-	568	-	-	-	-
Other	622	392	428	433	373	66.8

Total noninterest income	4,802	4,335	13,963	3,930	3,796	26.5

Noninterest expense
Salaries and other personnel	4,940	5,205	5,335	5,608	5,720	(13.6)
Occupancy and equipment	1,913	1,867	1,898	2,155	2,087	(8.3)
Professional services	406	419	424	466	503	(19.3)
FDIC deposit insurance assessment	381	383	446	651	664	(42.6)
Marketing	400	422	374	188	459	(12.9)
Foreclosed real estate writedowns and expenses	258	693	6,966	1,368	2,104	(87.7)
Loss on other loans held for sale	1,122	4	2,406	128	1,091	2.8
Loan workout expenses	651	235	158	229	747	(12.9)
Other	1,256	1,630	1,227	1,138	1,766	(28.9)

Total noninterest expense	11,327	10,858	19,234	11,931	15,141	(25.2)

Net income (loss) before provision (benefit) for income taxes	1,839	2,726	(3,638)	(70)	(2,452)	(175.0)

Provision (benefit) for income taxes	(871)	(436)	3,511	517	(170)	412.4

Net income (loss)	$2,710	$3,162	$(7,149)	$(587)	$(2,282)	(218.8)%

Other Data and Ratios
Basic earnings (loss) per common share	$0.21	$0.25	$(0.57)	$(0.05)	$(0.18)	(216.7)%
Diluted earnings (loss) per common share	0.21	0.25	(0.57)	(0.05)	(0.18)	(216.7)
Net interest margin	3.50%	3.59%	3.56%	3.71%	3.65%	(4.1)
Efficiency ratio - GAAP	78.2	76.6	80.0	81.9	103.1	(24.2)
Operating efficiency ratio - Non-GAAP	67.1	72.9	68.3	67.8	74.4	(9.8)

Full Time Equivalent Employees - including contractors (period end)	324.0	326.0	326.0	342.5	354.5	(8.6)

Palmetto Bancshares, Inc. and Subsidiary

Consolidated Statements of Income (Loss)

(dollars in thousands)

	For the Years Ended December 31,		2012 vs. 2011

	2012	2011	% Change

	(unaudited)

Interest income
Interest earned on cash and cash equivalents	$209	$347	(39.8)%
Dividends received on FHLB stock	47	48	(2.1)
Interest earned on investment securities available for sale	5,059	6,921	(26.9)
Interest and fees earned on loans	40,075	44,502	(9.9)

Total interest income	45,390	51,818	(12.4)

Interest expense
Interest paid on deposits	5,136	9,334	(45.0)
Interest paid on retail repurchase agreements	2	20	(90.0)
Interest paid on FHLB borrowings	-	72	(100.0)

Total interest expense	5,138	9,426	(45.5)

Net interest income	40,252	42,392	(5.0)

Provision for loan losses	13,075	20,500	(36.2)

Net interest income after provision for loan losses	27,177	21,892	24.1

Noninterest income
Service charges on deposit accounts, net	6,691	7,547	(11.3)
Fees for trust and investment management and brokerage services	3,092	3,083	0.3
Mortgage-banking	3,139	1,757	78.7
Automatic teller machine	924	938	(1.5)
Bankcard services	247	238	3.8
Investment securities gains, net	10,494	157	n/m
Gain on sale of branches	568	-	n/m
Other	1,875	1,706	9.9

Total noninterest income	27,030	15,426	75.2

Noninterest expense
Salaries and other personnel	21,088	23,807	(11.4)
Occupancy and equipment	7,833	8,310	(5.7)
Professional services	1,715	1,960	(12.5)
FDIC deposit insurance assessment	1,861	3,012	(38.2)
Marketing	1,384	1,803	(23.2)
Foreclosed real estate writedowns and expenses	9,285	7,470	24.3
Loss on other loans held for sale	3,660	8,119	(54.9)
Loan workout expenses	1,273	1,654	(23.0)
Other	5,251	7,247	(27.5)

Total noninterest expense	53,350	63,382	(15.8)
Net income (loss) before provision (benefit) for income taxes	857	(26,064)	(103.3)

Provision (benefit) for income taxes	2,721	(2,664)	(202.1)

Net loss	$(1,864)	$(23,400)	(92.0)%

Other Data and Ratios
Basic loss per common share	$(0.15)	$(1.86)	(91.9)%
Diluted loss per common share	(0.15)	(1.86)	(91.9)
Net interest margin	3.58%	3.42%	4.7
Efficiency ratio - GAAP	79.3	109.6	(27.6)
Operating efficiency ratio - Non-GAAP	69.0	80.0	(13.8)

Full Time Equivalent Employees - including contractors (period end)	324.0	354.5	(8.6)

Reconciliation of GAAP to Non-GAAP Financial Statements

(dollars in thousands)

	For the Three Months Ended

	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011

Net income (loss) (GAAP)	$2,710	$3,162	$(7,149)	$(587)	$(2,282)
Provision (benefit) for income taxes	(871)	(436)	3,511	517	(170)

Net income (loss) before provision (benefit) for income taxes	1,839	2,726	(3,638)	(70)	(2,452)

Provision for loan losses	1,325	600	8,450	2,700	2,000
Foreclosed real estate writedowns and expenses	258	693	6,966	1,368	2,104
Loss on other loans held for sale	1,122	4	2,406	128	1,091
Loan workout expenses	651	235	158	229	747
One-time charges associated with branch reductions and other strategic actions	-	-	13	328	343

Total provision for loan losses, credit-related expenses and one-time charges	3,356	1,532	17,993	4,753	6,285
Investment securities gains, net	(635)	-	(9,859)	-	(101)
Gain on sale of branches	-	(568)	-	-	-

Pre-tax operating earnings, excluding non-recurring gains (Non-GAAP)	$4,560	$3,690	$4,496	$4,683	$3,732

Noninterest expense (GAAP)	$11,327	$10,858	$19,234	$11,931	$15,141
Less:
Foreclosed real estate writedowns and expenses	258	693	6,966	1,368	2,104
Loss on other loans held for sale	1,122	4	2,406	128	1,091
Loan workout expenses	651	235	158	229	747
One-time charges associated with branch reductions and other strategic actions	-	-	13	328	343

Total credit-related expenses and one-time charges	2,031	932	9,543	2,053	4,285

Operating noninterest expense (Non-GAAP)	$9,296	$9,926	$9,691	$9,878	$10,856

Net interest income (GAAP)	$9,689	$9,849	$10,083	$10,631	$10,893
Noninterest income (GAAP)	4,802	4,335	13,963	3,930	3,796

Total revenue	14,491	14,184	24,046	14,561	14,689

Less:
Investment securities gains, net	(635)	-	(9,859)	-	(101)
Gain on sale of branches	-	(568)	-	-	-

Operating revenue, excluding non-recurring gains (Non-GAAP)	$13,856	$13,616	$14,187	$14,561	$14,588

Efficiency ratio (GAAP)	78.2%	76.6%	80.0%	81.9%	103.1%

Operating efficiency ratio, excluding non-recurring gains (Non-GAAP)	67.1	72.9	68.3	67.8	74.4

Reconciliation of GAAP to Non-GAAP Financial Statements

(dollars in thousands)

	For the Years Ended December 31,

	2012	2011

Net loss (GAAP)	$(1,864)	$(23,400)
Provision (benefit) for income taxes	2,721	(2,664)

Net income (loss) before provision (benefit) for income taxes	857	(26,064)

Provision for loan losses	13,075	20,500
Foreclosed real estate writedowns and expenses	9,285	7,470
Loss on other loans held for sale	3,660	8,119
Loan workout expenses	1,273	1,654
One-time charges associated with branch reductions and other strategic actions	341	343

Total provision for loan losses, credit-related expenses and one-time charges	27,634	38,086
Investment securities gains, net	(10,494)	(157)
Gain on sale of branches	(568)	-

Pre-tax operating earnings, excluding non-recurring gains (Non-GAAP)	$17,429	$11,865

Noninterest expense (GAAP)	$53,350	$63,382
Less:
Foreclosed real estate writedowns and expenses	9,285	7,470
Loss on other loans held for sale	3,660	8,119
Loan workout expenses	1,273	1,654
One-time charges associated with branch reductions and other strategic actions	341	-

Total credit-related expenses and one-time charges	14,559	17,243

Operating noninterest expense (Non-GAAP)	$38,791	$46,139

Net interest income (GAAP)	$40,252	$42,392
Noninterest income (GAAP)	27,030	15,426

Total revenue	67,282	57,818

Less:
Investment securities gains, net	(10,494)	(157)
Gain on sale of branches	(568)	-

Operating revenue, excluding non-recurring gains (Non-GAAP)	$56,220	$57,661

Efficiency ratio (GAAP)	79.3%	109.6%

Operating efficiency ratio, excluding non-recurring gains (Non-GAAP)	69.0	80.0